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                                                                  Exhibit (j)(2)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Information," "Counsel and Auditors" and "Financial Statements" and to the use of our reports dated January 14, 2004 on the 2003 financial statements of the Northern Institutional Funds and their incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectuses and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 53 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-80543) and in this Amendment No. 57 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3605).

                                          /s/  ERNST & YOUNG LLP
Chicago, Illinois
March 29, 2004